As filed with the Securities and Exchange Commission on February 1, 1996

                                                           Registration No. 33-
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                        -------------------------------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  UNITEL VIDEO, INC.
                                  ------------------
                  (Exact name of issuer as specified in its charter)

             Delaware                          23-1713238
----------------------------------------     --------------------
   (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)              Identification No.)

515 West 57th Street, New York, New York         10019
----------------------------------------     --------------------
(Address of Principal Executive Offices)       (Zip Code)

              1988 Non-Qualified Stock Option Plan of Unitel Video, Inc.
           ---------------------------------------------------------------
                               (Full title of the plan)

                                  Mr. Barry Knepper
                                  UNITEL VIDEO, INC.
                   515 West 57th Street, New York, New York  10019
           ---------------------------------------------------------------
                       (Name and address of agent for service)

                                    (212) 265-3600
           ---------------------------------------------------------------
            (Telephone number, including area code, of agent for service)

    Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
--------------------------------------------------------------------------
                                 Proposed       Proposed
Title of                         Maximum        Maximum
Securities        Amount         Offering       Aggregate        Amount of
to be             to be          Price          Offering         Registration
Registered        Registered     Per Share      Price            Fee
--------------------------------------------------------------------------------
Common Stock,       5,000        $5.875(1)      $29,375(1)       $10.13
$1.00 par value     5,000        $5.875(1)      $29,375(1)       $10.13
                   10,000        $5.875(1)      $58.750(1)       $20.26

--------------------------------------------------------------------------------
Total             20,000 shares                 $117,500         $100.00(2)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Based, pursuant to Rule 457(h), on the exercise price of the related option.
(2) Minimum registration fee pursuant to Section 6(b) of the Securities Act of 1933, as amended.

                                       PART II


                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The Annual Report on Form 10-K of Unitel Video, Inc. (the "Company") for the fiscal year ended August 31, 1995 heretofore filed with the Securities and Exchange Commission (the "SEC") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B filed on January 25, 1984, under the Exchange Act, including any amendment or report filed for the purpose of updating such description, and all other reports heretofore filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since August 31, 1995 are incorporated herein by reference.

          All documents filed subsequent to the filing date of this Registration Statement with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Delaware General Corporation Law ("DGCL") generally permits indemnification and advancement of expenses to a corporate officer or director if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to these limitations, the statute specifically permits a corporation to grant other rights to indemnification and advancement of expenses through its by-laws, or by resolution or contract.

          The Company's By-Laws generally require the Company to indemnify each corporate officer and director against judgments, fines and amounts paid in settlement which are actually and reasonably incurred, to the fullest extent permitted by law, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the person seeking indemnification is or may be made a party by virtue of serving in any of those capacities on behalf of the Company, its parent or any subsidiaries. The By-Laws also provide that expenses incurred in defending any action to which an officer or director may be entitled to indemnification shall be advanced by the Company as long as the indemnitee undertakes to repay such advances to the extent that it is ultimately determined that such person is not entitled to such indemnification. The rights to indemnification granted under the Company's By-Laws are not exclusive of any other rights to which a person seeking indemnification may be entitled.

          In addition, the Company's Certificate of Incorporation eliminates the personal liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which the director derived an improper personal benefit; or (iv) under DGCL
Section 174 (which imposes liability on corporate directors in certain instances for certain enumerated transactions when contrary to DGCL provisions).

          As permitted by Delaware law, the Company maintains a directors' and officers' liability and corporation reimbursement insurance policy. Subject to certain limitations contained in the policy, it generally insures the directors and officers of the Company against loss arising from any claim or claims made against such directors or officers by reason of certain wrongful acts (as defined, including breach of duty, neglect, error, misstatement and omission) and also insures the Company against loss arising from the Company's payment of indemnification for claims by reason of such wrongful acts.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8.   EXHIBITS.

4.1 Certificate of Incorporation of the Company. (Incorporated by reference to Item 3(A) of the Company's Annual Report on Form 10-K filed November 24, 1992, File No. 1-8654).

4.2 Amended and Restated By-Laws of the Company. (Incorporated by reference to Exhibit 2 of the Company's Annual Report on Form 10-K, filed November 30, 1995, File No. 1-8654).

*5.1 Opinion of Karen Ceil Lapidus, Esquire, General Counsel to the Company, as to the legality of the Common Stock being registered.

*23.1 Consent of Grant Thornton LLP, independent certified public accountants.

*23.2 Consent of Karen Ceil Lapidus, Esquire, General Counsel to the Company (included in the opinion filed as Exhibit 5.1 hereto).

*24.1 Powers of Attorney of certain officers and directors of the Company (included on the signature page of this Registration Statement).

99 1988 Non-Qualified Stock Option Plan of the Company. (Incorporated by reference to Exhibit 10A to the Company's Annual Report on Form 10K filed November 26, 1990, File No. 1-8654.)


-----------------------
*Filed herewith.

Item 9.   UNDERTAKINGS.

     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of February, 1996.

                                   UNITEL VIDEO, INC.


                                   By   /s/ David Micciulla
                                        ----------------------------------------
                                        David Micciulla, President

                                  POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint David Micciulla and Barry Knepper, and each and either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                    Title                            Date
   ---------                    -----                            ----


/s/ Herbert Bass              Director                      February 1, 1996
--------------------
Herbert Bass


/s/ Alex Geisler              Director                      February 1, 1996
--------------------
Alex Geisler


/s/ David Micciulla           Chief Executive Officer,      February 1, 1996
--------------------          President and Director
David Micciulla

   Signature                    Title                            Date
   ---------                    -----                            ----


/s/ Walter G. Arader          Director                      February 1 , 1996
--------------------
Walter G. Arader



--------------------          Director                      February 1, 1996

Philip Birsh


/s/ Barry Knepper             Senior Vice President-        February 1, 1996
--------------------          Finance & Administration
Barry Knepper                 and Director

                                    EXHIBIT INDEX

Exhibit No.         Description

4.1 Certificate of Incorporation of the Company. (Incorporated by reference to Item 3(A) of the Company's Annual Report on Form 10-K filed November 24, 1992, File No. 1-8654).

4.2 Amended and Restated By-Laws of the Company. (Incorporated by reference to Exhibit 2 of the Company's Annual Report on Form 10-K, filed November 30, 1995, File No. 1-8654).

*5.1 Opinion of Karen Ceil Lapidus, General Counsel to the Company,as to the legality of the Common Stock being registered.


*23.1 Consent of Grant Thornton LLP, independent certified public accountants

*23.2 Consent of Karen Ceil Lapidus, Esquire (included in the opinion filed as Exhibit 5.1 hereto).

*24.1 Powers of Attorney of certain officers and directors of the Company (included on the signature page of this Registration Statement).

99                  1988 Non-Qualified Stock Option Plan of the Company.
                    (Incorporated by reference to Exhibit 10A to the Company's Annual Report on Form 10K filed November 26, 1990, File No. 1-8654).



--------------------
*Filed herewith